UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): October 30, 2025

GREENWAY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Texas	000-55030	90-0893594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1521 North Cooper Street, Suite 205

Arlington, Texas 76011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 809-4644

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 30, 2025, Greenway Technologies, Inc., a Texas corporation (the “Company”), entered into a mediated settlement agreement (the “Agreement”) with Ric Halden (the “Plaintiff”), Randy Moseley, Tunstall Canyon Group LLC and Chisos Equity Consultants, LLC pursuant to which the Company agreed to: (i) issue to the Plaintiff 2,000,000 shares (the “Settlement Shares”) of the Company’s common stock, par value $0.0001 per share (“Shares”); (ii) pay to the Plaintiff $50,000 in cash within four months of the date of the Agreement; and (iii) pay to the Plaintiff an aggregate of $900,000 in cash in 12 equal monthly installments beginning on August 1, 2026. Up to three of the installment payments may be satisfied through payment in Shares based on the average of the bid and ask prices on the OTCQB® Venture Market on the date of payment. The Board of Directors of the Company approved the Agreement on October 31, 2025.

As security for the Company’s obligations contained in the Agreement, the parties agreed to enter into an agreed judgment in the amount of $1,250,000 in principal, to bear interest as follows: (i) $656,250 will bear interest at 18% annum; and (ii) $593,750 will bear interest at 7.5% per annum.

The Company believes the net financial impact of the settlement to the Company under the Agreement is approximately a positive $649,636. In addition, by virtue of the Agreement, the summary judgement in the amount of $335,234 plus prejudgement interest at a rate of 18% per year from January 1, 2025 has been withdrawn.

The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Agreement is subject to, and qualified in its entirety by, the full text of the Agreement, which is incorporated herein by reference.

Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” as that term is defined in Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. Statements in this Current Report on Form 8-K that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the financial effect of the Agreement on the Company. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this Current Report on Form 8-K, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this Current Report on Form 8-K are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Item 3.02. Unregistered Sales of Equity Securities.

On October 31, 2025, the Company issued the Settlement Shares to the Plaintiff. The Settlement Shares were issued without registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and in reliance on similar exemptions under applicable state laws.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Mediated Settlement Agreement, dated as of October 30, 2025, between the Company, Ric Halden, Randy Moseley, Tunstall Canyon Group LLC and Chisos Equity Consultants, LLC.
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Greenway Technologies, Inc.

By:	/s/ Ransom B. Jones
Ransom B. Jones
Chief Financial Officer

Date: November 5, 2025